                                                                   EXHIBIT 4.2


                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT, dated as of November 3, 1999 (the

"Agreement"), is by and between OFFICIAL PAYMENTS CORPORATION, a Delaware
 ---------
corporation, formerly known as U.S. Audiotex Corporation (the "Company"), and
                                                               -------
E*TRADE GROUP, INC., a Delaware corporation ("E*Trade").
                                              -------

                             W I T N E S S E T H:

     WHEREAS, the Company desires to sell, and E*Trade desires to purchase, shares of the Company's common stock, par value $0.01 per share, (the "Common Stock") on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                      I.

                          CLOSING; EXCHANGE OF SHARES
                          ---------------------------

     1.1    Closing; Payment.   Subject to the terms and conditions of this
            ----------------
Agreement, and upon the basis of the representations and warranties herein contained, upon execution and delivery of this Agreement by each of the parties hereto, or such later date as the parties shall agree (the "Closing Date"), the
                                                            ------------
Company hereby agrees to sell to E*Trade and issue to E*Trade or its nominee, and E*Trade agrees to purchase from the Company, 512,820 shares of Common Stock (the "Purchase Amount") at a price of $9.75 per share (the "Purchase Price").
      ---------------                                       --------------
E*Trade shall pay the Purchase Amount in currently available funds to the Company by wire transfer against delivery by the Company of stock certificates evidencing the Common Stock to be purchased by E*Trade, registered in E*Trade's name, or that of its nominee. The consummation of the transactions contemplated hereby is hereinafter called the "Closing." The Closing shall take place on the
                                  -------
Closing Date at 9:00 A.M. Eastern Time at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York, or at such other time and place as shall be agreed upon by the parties.

                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants that as of the date hereof and as of the Closing:

     2.1    Organization and Qualification of the Company.   The Company is a
            ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted and to own and use its property and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its property or the nature of its activities makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the business, property, results of operations or financial condition of the Company (a "Material Adverse Effect").
 -----------------------

     2.2    No Conflict.   The execution and delivery of this Agreement and the
            -----------
Company's performance of its obligations hereunder will not (i) violate any applicable law, ordinance, rule or regulation of any Governmental Authority or
(ii) conflict with or result in a breach of the terms and conditions of, or constitute any default under, the Company's Certificate of Incorporation or By-laws (each as amended), or any contract, agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, except, in any such case, for violations, conflicts or breaches which individually or in the aggregate would not have a Material Adverse Effect.

     2.3    Legal Proceedings. There are no actions, proceedings or
            ------------------
investigations pending or, to the knowledge of the Company, threatened against the Company before any court or before any administrative agency or administrative officer or executive, which may reasonably be expected to materially affect the ability of the Company to perform its obligations or consummate the transactions contemplated under this Agreement.

     2.4    Company Authorizations. This Agreement has been duly authorized by
            ----------------------
the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by equitable principals in any action (legal or equitable).

     2.5    No Default.  The Company is not (i) in default under any (a) order,
            ----------
judgment, decree or ruling of any court, arbitrator or Governmental Authority or
(b) contract, agreement or instrument to which it is a party or by which it or any of its property is bound, or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, in either case, which could reasonably be expected to have a Material Adverse Effect.

     2.6    Capital Stock.   The authorized capital stock of the Company on the
            -------------
Closing Date will consist solely of 50,000,000 shares of Common Stock. All outstanding shares of the Company, and the shares of Common Stock to be issued to E*Trade will be, when issued, duly authorized, validly issued, fully paid and non-assessable, and E*TRADE shall receive good and marketable title to the shares, free and clear of all liens and encumbrances and not subject to any preemptive or similar rights.

     2.7    Stock Ownership.  As of the Closing Date, 5,000,000 shares of Common
            ---------------
Stock are issued and outstanding, 4,000,000 of which are owned by Imperial Bank and 1,000,000 of which are owned by Beranson Holdings, Inc.

     2.8    Registration Statement. The Registration Statement and the
            ----------------------
prospectus and any supplement or amendment thereto comply as to form with the Securities Act, and at the time the Registration Statement became effective or on the date of this Agreement, the Registration

Statement and the prospectus included therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2.9    Brokers; Fees and Expenses.  No broker, investment banker, financial
            --------------------------
advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                                     III.

                   REPRESENTATIONS and warranties of E*TRADE
                   -----------------------------------------

            E*Trade represents and warrants that as of the date hereof and as of the Closing:

     3.1    Investment Intent. E*Trade is acquiring the Common Stock for its own
            ------------------
account for investment and not with a view to, or for sale or other disposition in connection with, any distribution (within the meaning of the Securities Act) thereof, nor with any present intention of selling or otherwise disposing of the same subject, nevertheless, to any requirement of law that the disposition of E*Trade's property shall at all times be within its control.

     3.2    Sophistication, Financial Strength, Access, etc. E*Trade is a
            ------------------------------------------------
qualified institutional buyer (as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act) and its principal place of business is 4500 Bohannon Drive, Menlo Park, California, 94025. E*Trade acknowledges it is fully informed that the shares of Common Stock being sold hereunder are being sold pursuant to a private offering exemption of the Securities Act and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such shares of Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that the Company has no obligation to register such shares of Common Stock other than as described in Section 4 hereto.

     3.3    Organization of E*Trade.   E*Trade is a corporation duly organized,
            -----------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry out the transactions provided for in, or contemplated by, this Agreement.

     3.4    No Conflict. The execution and delivery of this Agreement and
            -----------
E*Trade's performance of its obligations hereunder will not (i) violate any applicable law, ordinance, rule or regulation of any Governmental Authority or
(ii) conflict with or result in a breach of the terms and conditions of, or constitute any default under, E*Trade's Certificate of Incorporation or Bylaws or any contract, agreement or instrument to which E*Trade is a party or by which E*Trade or any or any of its property is bound, except, in any such case, for violations, conflicts or breaches which individually or in the aggregate would not prohibit E*Trade from consummating the transactions contemplated hereby.

     3.5    E*Trade Authorizations.  This Agreement has been duly authorized by
            ----------------------
E*Trade. This Agreement has been duly executed and delivered by E*Trade and constitutes the legal, valid and binding obligations of E*Trade, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by equitable principles in any action (legal or equitable).

     3.6    Due Diligence; Risks of Investment.  E*Trade has conducted its own
            ----------------------------------
investigation of the Company and has been provided an opportunity to review financial information of the Company and to obtain any information from the Company necessary to make an informed investment in the Company, and is relying solely on its own investigation and not on any representation or warranty, express or implied, of the Company, other than those expressly contained in this Agreement. E*Trade is aware that the investment in the Company has risks, and E*Trade has read and understands the risk factors contained in the Registration Statement.

                                      IV.

                              REGISTRATION RIGHTS
                              -------------------

     4.1    Demand Registration Rights.
            --------------------------

            (a) E*Trade shall have the right, exercisable once at any time after nine (9) months following the date of the Initial Public Offering, subject to paragraph (c) of this Section 4.1, (the "Demand Registration Right"), to
                         -----------
cause the Company to effect the registration under the Securities Act of any number of shares of Common Stock held by E*Trade.

            (b) E*Trade shall exercise its Demand Registration Right by making a written request (a "Registration Request") to the Company, which Registration Request shall state the number of shares of Common Stock requested to be registered and specify the intended method or methods of disposition thereof. Upon receipt of such Registration Request, the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Common Stock which the Company has been so requested to register by E*Trade for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the shares so registered.

            (c) E*Trade shall not be entitled to exercise its Demand Registration Right during the period within ninety (90) days after a registration statement filed by the Company under the Securities Act has been declared effective by the Securities and Exchange Commission.

            (d)  All expenses incurred in complying with this Section 4.1,
                                                              -----------
including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities laws of any jurisdictions pursuant to Section
                                                                    -------
4.3(a)(iv) hereof, shall be paid by E*Trade.
----------

     4.2    Piggyback Registration Rights.
            -----------------------------

            (a) If, subsequent to six (6) months following the date of the Initial Public Offering, the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered solely in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to employee benefit plans) for the general registration of securities to be sold for cash with respect to its Common Stock, it will give written notice to E*Trade at least twenty (20) days before the initial filing of such registration statement with the Securities and Exchange Commission, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company ("Registration Notice"). The Registration Notice shall offer to include in such filing the aggregate number of shares of Common Stock as E*Trade may request, subject to the terms hereof. If the registration of which the Company gives notice involves an underwritten offering, E*Trade's right to participate in such offering shall be conditioned upon E*Trade's entry into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company, and E*Trade must sell its shares to such underwriters on the same terms and conditions as apply to the Company and/or such other sellers of Common Stock, as the case may be.

            (b) E*Trade shall advise the Company in writing within fifteen (15) days after the date of receipt of such offer from the Company of its election to participate in such offering, and set forth the number of shares of Common Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Common Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares of Common Stock. If the managing underwriter of a proposed offering shall advise the Company in writing that, in its opinion, the distribution of shares of Common Stock requested to be included in the registration concurrently with the securities being registered by the Company or such demanding holders would materially and adversely affect the distribution of such securities by the Company or such demanding holders, then all selling holders (other than the Company or any demanding holder that shall have initially requested such registration pursuant to "demand registration" rights) shall reduce, on a pro rata basis, the amount of securities each intended to distribute through such offering to a level acceptable to such underwriter.

            (c) Notwithstanding anything to the contrary contained in the provisions of this Section 4.2, the Company shall have the right at any time
                   -----------
after it shall have given Registration Notice (irrespective of whether a written request for inclusion of any Common Stock shall have been made by E*Trade) to elect not to effect the proposed "piggy-back" registration or to withdraw the same after the filing but prior to the effective date thereof.

     4.3    Registration Procedures.
            -----------------------

            (a) If the Company is required by the provisions of this Article IV to effect the registration of shares of Common Stock under the Securities Act, the Company will, as expeditiously as possible:

                     (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such shares of Common Stock and use its best efforts to cause such registration statement to become and remain effective until the earlier to occur of the disposition of all the shares of Common Stock sold thereunder or the expiration of 180 days;

                     (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such shares of Common Stock have been disposed thereunder or the expiration of 180 days;

                     (iii) furnish to such selling holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including any amendments required to be filed pursuant to subsection (ii) above), as such selling holders may reasonably request;

                     (iv) use its best efforts to register or qualify the shares of Common Stock covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as the managing underwriter of the offering shall request (provided,
                                                                --------
            however, the Company shall not be obligated to qualify as a foreign
            -------
            corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

                     (v) furnish, at the request of E*Trade, on the date that such shares of Common Stock are delivered to the underwriters for sale pursuant to such registration or, if such shares of Common Stock are not being sold through underwriters, on the date that the registration statement with respect to such shares of Common Stock becomes effective, (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such shares of Common Stock are not being sold through underwriters, then to the holders making such request, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder,
            (C) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information with respect thereto required to be shown in all material respects, and (D) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described or filed or incorporated by reference as required; such counsel shall also confirm that he has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto (other than financial material as to which such counsel need make no statement) contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and
            (ii) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if shares of Common Stock are not being sold through underwriters, then to the holders making such request and, if such accountants refuse to deliver such letter to such holders, then to the Company stating that they are independent certified public accountants, and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other customary legal matters in respect of which such opinion is being given as such holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders holding a majority of the shares of Common Stock being so registered may reasonably request; and

                     (vi) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such shares of Common Stock.

     4.4    Indemnification and Contribution.
            ---------------------------------

            (a) In the event of the filing to register any shares of Common Stock under the Securities Act pursuant to this Article IV, the Company shall indemnify and hold harmless E*Trade, E*Trade's directors and officers, and each other Person, if any, who controls E*Trade within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which E*Trade or any such director or officer or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof or on the date of sale of any shares of Common Stock, in any registration statement under which such shares of Common Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or
(ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse E*Trade or such director, officer or controlling Person for any legal or any other expenses reasonably incurred by E*Trade or such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company
                                          --------  -------
shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by E*Trade specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of E*Trade or such director, officer or controlling Person, and shall survive the transfer of such securities by E*Trade.

            (b) In the event of the filing to register any shares of Common Stock under the Securities Act pursuant to this Article IV, E*Trade shall indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof or on the date of sale of any shares of Common Stock, in any registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company or such director, officer or controlling Person for any legal or any other expenses reasonably incurred by the Company or such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that E*Trade shall only be liable in any
                     --------  -------
such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished by E*Trade to the Company specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such director, officer or controlling Person, and shall survive the transfer of such securities by the Company.

            (c)  If the indemnification provided for in this Section 4.5 from
                                                             -----------
the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under Section 4.4(a) or 4.4(b), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided that, the liability of E*Trade shall
                                   -------- ----
be limited to the proportion of any such loss, claim, damage or liability, which is equal to the proportion that the public offering price of the shares of Common Stock sold by E*Trade bears to the total public offering price of all securities sold pursuant to the registration statement, but not to exceed the proceeds (net of underwriting discounts and commissions) received by E*Trade from such sale. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     4.5    Information Concerning E*Trade. It shall be a condition precedent to
            ------------------------------
the obligation of the Company to take any action pursuant to this Article IV in respect of the securities which are to be registered at the request of E*Trade that E*Trade shall furnish to the Company such information regarding the shares of Common Stock held by E*Trade and the intended method of disposition thereof as the Company shall reasonably request and as shall be required by applicable law in connection with the action taken by the Company.

     4.6    Suspension of Company Obligations.  Notwithstanding anything to the
            ---------------------------------
contrary set forth in this Agreement, the Company's obligation under this
Article IV to file any registration statement and to use its best efforts to cause securities to be registered as provided herein shall be suspended if, in the good faith determination of the Company's board of directors, effecting the registration of securities would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, would violate any law, regulation or agreement of the Company, or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company (any of such being hereinafter referred to as a "Suspension Event"), but such suspension continue only for so long as such event or its effect is continuing. The Company shall promptly notify E*Trade in writing of the existence of any Suspension Event.

                                      V.

                                   PUT RIGHT
                                   ---------

     5.1    Put Right of E*Trade. If an Initial Public Offering is not
            --------------------
consummated within 120 days from the Closing Date, E*Trade shall have the right, by giving written notice at any time thereafter to the Company, to cause the Company to purchase all, but not less than all, of the shares of Common Stock purchased by E*Trade hereunder at a price equal to the Purchase Price.

                                      VI.

                             CONDITIONS TO CLOSING
                             ---------------------

     6.1 E*Trade's obligation to purchase Common Stock at the Closing and to consummate the other transactions contemplated herein, as provided in Article I hereof, shall be subject to the satisfaction of the following condition, which may be waived by E*Trade in writing:

            Representations and Warranties True at Closing; Non-Occurrence of
            -----------------------------------------------------------------
Default. The representations and warranties contained in Article II hereof shall
-------
be true as of the Closing Date, there shall exist no condition, event or fact constituting, or which, with notice or passage of time or both, would constitute a material default in the observance of any of the Company's undertakings or covenants hereunder, and no material adverse change shall have occurred in the business, property, results of operations or condition (financial or otherwise) of the Company.

                                     VII.

                             COVENANTS OF E*TRADE
                             --------------------

     7.1    Restrictive Legends. E*Trade agrees to the placement of a legend on
            -------------------
the shares of Common Stock purchased by E*Trade, which legend shall be substantially in the form as follows:

     "These securities are not registered under State or U.S. Federal Securities Laws and may not be offered, sold, pledged, hypothecated or otherwise distributed or transferred for value, nor may these securities be transferred on the books of the Company in the absence of such registration unless the Company has been furnished with an opinion of counsel satisfactory to the Company that registration is not required."

     7.2    Lock-Up Agreement. Concurrently with the Initial Public Offering,
            -----------------
E*Trade will enter into a lock up agreement with respect to the shares of Common Stock to be purchased pursuant to this Agreement, in the form attached hereto as
Exhibit 6.2, and such lock up agreement will become effective upon completion of an Initial Public Offering of at least 3,000,000 shares offered for at least $10 per share.

     7.3    Transfer Restrictions.  E*Trade agrees not to transfer the shares
            ---------------------
purchased hereby between the Closing Date and the date in which the lock up period expires, except if pursuant to the put right described in Section 5.1 hereof.

     7.4    Right of First Refusal.
            ----------------------

            (a) During any time prior to an Initial Public Offering, in the event that E*Trade receives a bona fide offer (a "Transfer Offer") to purchase for cash any or all of the shares of Common Stock purchased hereunder (for purposes of this Section 7.4 only, the "Transfer Stock") from any third party
                 -----------
(the "Offeror") that E*Trade wishes to accept, E*Trade shall cause the Transfer Offer to be reduced to writing and shall provide a written notice of such Transfer Offer (the "Transfer Notice") to the Company. The Transfer Notice shall also contain an irrevocable offer to sell the Transfer Stock to the Company at a price equal to the price, and upon substantially the same terms, contained in the Transfer Offer and shall be accompanied by a true and correct copy of the Transfer Offer (which shall identify the Offeror, the price contained in the Transfer Offer and all other terms and conditions of the Transfer Offer). The Company shall have the irrevocable right and option, within twenty-five (25) days after the date the Transfer Notice is given (the "Notice Period"), to accept such offer as to any shares of the Transfer Stock. If the Company desires to exercise such option, it shall provide E*Trade with written notice (specifying the number of shares of the Transfer Stock as to which the Company is accepting the offer) within the Notice Period, and it shall consummate the purchase within 30 days after the expiration of the Notice Period.

            (b)  If at the end of the applicable notice period described in
Section 7.4(a) above, the Company shall not have accepted the offer contained in such notice as to all the Transfer Stock covered thereby, E*Trade shall have ninety (90) days in which to sell any or all of the Transfer Stock to the Offeror at a price not less than that contained in the Transfer Notice and on terms not more favorable to the Offeror than were contained in the Transfer Notice. Promptly after any sale pursuant to this Section 7.4(b), E*Trade shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may request. If, at the end of such 90 day period, E*Trade has not completed the sale of all of the Transfer Stock, E*Trade shall no longer be permitted to sell such shares pursuant to this Section 7.3 without again fully complying with the provisions of this Section 7.4 and all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to all of E*Trade's shares of Common Stock, including the Transfer Stock.

                                     VIII.

                                  TERMINATION
                                  -----------

     8.1    This Agreement may be terminated at any time before the Closing
Date: (a) by mutual written consent of each of the Company and E*Trade; (b) by E*Trade, if the Company shall have breached in any material respect any of its representations and warranties contained in Article II; or (c) by the Company, if E*Trade shall have breached in any material respect any of its representations and warranties contained in Article III.

                                      IX.

                                  DEFINITIONS
                                  -----------

     For the purposes of this Agreement, the following terms shall have the following meanings:

     "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and
      ---------
words of similar import shall refer to this Agreement and any amendment or supplement hereto.

     "Closing" shall have the meaning set forth in Section 1.2 hereof.
      -------                                      ------------

     "Closing Date" shall have the meaning set forth in Section 1.2 hereof.
      ------------                                      ------------

     "Company" shall have the meaning set forth in the introductory paragraph of
      -------
this Agreement.

     "Governmental Authority" shall mean (a) the government of (i) the United
      ----------------------
States of America or any state or other political subdivision thereof, or (ii) any jurisdiction in which the Company conducts all or any part of its business, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Initial Public Offering" shall mean an initial public offering of equity
      -----------------------
securities of the Company pursuant to a registration statement declared effective under the Securities Act.

     "Material Adverse Effect" shall have the meaning set forth in Section 2.1
      -----------------------                                      -----------
hereof.

     "Person" shall mean an individual, partnership, corporation, business
      ------
trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity of whatever nature.

     "Registration Statement" shall mean the registration statement on Form S-1,
      ----------------------
and the prospectus included therein, prepared by the Company relating to the Initial Public Offering.

     "Securities Act" shall mean the Securities Act of 1933, as amended prior to
      --------------
or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

     "Securities and Exchange Commission" shall mean the United States
      ----------------------------------
Securities and Exchange Commission or any successor to the functions of such agency.

                                      X.

                                 MISCELLANEOUS
                                 -------------

     10.1   Amendment and Waiver.
            --------------------

            (a) Any term, covenant, agreement or condition contained in this Agreement may be amended, or compliance therewith may be waived (either generally or in particular instances and either retroactively or prospectively), by written instruments signed by E*Trade and the Company.

            (b) This Agreement shall not be altered, amended or supplemented except by a written instrument. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     10.2   Lost Securities. Upon receipt by the Company of evidence
            ---------------
satisfactory to it of the loss, theft, destruction or mutilation of any certificate of Common Stock and (in case of loss, theft or destruction) receipt of indemnity satisfactory to it, and upon surrender and cancellation of such Common Stock certificate, if mutilated, the Company will make and deliver, in lieu of such Common Stock certificate, a new Common Stock certificate of like tenor. Any Common Stock certificate made and delivered in accordance with the provisions of this Section 10.2 shall be dated as of the date of the Common
                   -------------
Stock certificate is made and delivered. If E*Trade is the beneficial owner of such lost, stolen or destroyed Common Stock certificate, then the affidavit of E*Trade president (or other chief executive officer) and any vice president or treasurer, setting forth the fact of loss, theft or destruction and E*Trade's beneficial ownership of such Common Stock certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and, except as required by law, no indemnity shall be required as a condition to execution and delivery of a new Series A Preferred certificate other than E*Trade's written agreement to indemnify the Company and its directors, officers and agents.

     10.3   Survival of Covenants; Termination of Representations and
            ---------------------------------------------------------
Warranties. All covenants contained herein shall survive the execution and
----------
delivery of this Agreement and the issuance and sale or other transfer of Common Stock hereunder; provided, however, that all representations and warranties contained herein (other than those in Section 2.6, which shall survive indefinitely) shall terminate upon the Initial Public Offering pursuant to the Registration Statement.

     10.4   Severability. In the event that any court or any Governmental
            ------------
Authority or agency declares all or any part of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other part of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

     10.5   Successors and Assigns. All representations, warranties, covenants
            ----------------------
and agreements of the parties contained in this Agreement, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

     10.6   Notices. All notices and other communications required or permitted
            -------
hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (c) by a generally recognized overnight courier service which provides written acknowledgment by the addressee of receipt, or (d) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (d) shall also be sent pursuant to clause (b)), addressed as follows:

                     (i)    If to the Company:

                            Official Payments Corporation
                            445 Park Avenue, 10th Floor
                            New York, New York 10022
                            Attention:  Brian W. Nocco

                            with a copy to:

                            Cadwalader, Wickersham & Taft
                            100 Maiden Lane
                            New York, NY  10038
                            Attention:  Dennis J. Block, Esq.
                            (212) 504-5555 (telephone)
                            (212) 504-5557 (facsimile)


                     (ii)   If to E*Trade:

                            E*TRADE Group, Inc.
                            4500 Bohannon Drive
                            Menlo Park, California 94025
                            Attention:  Thomas A. Bevilacqua
                            (650) 331-6000 (telephone)
                            (650) 331-6803 (facsimile)

                            with a copy to:

                            Brobeck, Phleger & Harrison LLP
                            Two Embarcadero Place
                            2200 Geng Road
                            Palo Alto, California 94303
                            Attention: Curtis L. Mo, Esq.
                            (650) 424-0160 (telephone)
                            (650) 496-2885 (facsimile)

     10.7   Successors and Assigns. The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party without the prior written consent of the other; provided, however, that E*Trade may assign its rights and obligations hereunder,
--------  -------
without the written consent of the Company, to an affiliated subsidiary or affiliated fund of E*Trade that is either a qualified institutional buyer as defined in Rule 144A or a large institutional accredited investor as defined in Rule 501, as both are promulgated under the Securities Act.

     10.8   Governing Law. The validity, meaning and effect of this Agreement
            -------------
shall be determined in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in that state without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     10.9   Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original but both of which shall together constitute one and the same document.

     10.10  Headings. The headings used herein are solely for the convenience of
            --------
the parties and shall not constitute a part hereof or serve to modify or interpret the text.

     10.11  Entire Agreement; Exhibits.   This Agreement and the Exhibits hereto
            --------------------------
constitute and encompass the entire agreement and understanding of the parties hereto with regard to the transactions contemplated or provided for herein.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day first above written.

                                 OFFICIAL PAYMENTS CORPORATION

                                 By: /s/  Brian W. Nocco
                                     ------------------------------
                                     Name:   Brian W. Nocco
                                     Title:  Chief Financial Officer

                                 E*TRADE GROUP, INC.


                                 By: /s/  Thomas Bevilacqua
                                     ------------------------------
                                     Name:   Thomas Bevilacqua
                                     Title:  EVP, Corporate Development

                                                                     Exhibit 7.2

                               November __, 1999

Official Payments Corporation
2333 San Ramon Valley Boulevard, Suite 450
San Ramon, California 94583

Donaldson, Lufkin & Jenrette Securities Corporation
CIBC World Markets Corp.
c/o Donaldson, Lufkin & Jenrette Securities Corporation
    277 Park Avenue
    New York, New York 10172

Dear Sirs:

     The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and CIBC World Markets Corp., as Representatives of the several underwriters (all of the foregoing hereinafter collectively being referred to as the "Underwriters"), propose to enter into an Underwriting Agreement with Official Payments Corporation (the "Company"), providing for the initial public offering (the "Initial Public Offering") of common stock, par value $.01 per share (the "Common Stock") of the Company.

     To induce the Underwriters that may participate in the Initial Public Offering to continue their efforts in connection with the Initial Public Offering, the undersigned, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Initial Public Offering:

     (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of DLJ; provided, however, that the provisions of this paragraph (i)
                ------------------
shall not apply to transactions (each, a "Transaction") between the undersigned, on the one hand, and any corporation, partnership, limited liability company or other entity which is wholly owned by the undersigned or E*TRADE Electronic Commerce Fund, L.P. (each, an Affiliate"), on the other hand, and only if: (aa) each such Affiliate agrees in writing to be bound by this letter agreement to the same extent as the undersigned, (bb) each such Affiliate remains wholly owned by the undersigned at all times during the period commencing on the date of the first Transaction with such Affiliate and ending 180 days after the date of the final prospectus relating to the Initial Public Offering, and

(cc) the aggregate number of Affiliates which are a party to one or more Transactions does not exceed three (3);

     (ii) agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of DLJ; and

     (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute additional documents necessary (not involving any additional warranties or obligations on the part of the undersigned) in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

Very truly yours,

E*TRADE GROUP, INC.


By:
     ------------------------------
Name:
Title:


-----------------------------------
(Social Security or Taxpayer Identification No.)


Number of shares of Common Stock owned:
                                                           ----------
Certificate Numbers:
                                                           ----------

Number of shares of _______________________
[list names of securities that are convertible into,
or exercisable or exchangeable for, Common Stock]:
                                                           ----------

Number of shares of Common Stock issuable upon
conversion, exercise or exchange of such securities:
                                                           ----------

Certificate Numbers:
                                                           ----------

                                      -3-